Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Appendix A - Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated June 9, 2025, and each included in this Post-Effective Amendment No. 118 to the Registration Statement (Form N-1A, File No. 333-201935) of Principal Exchange-Traded Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 22, 2024, with respect to the financial statements and financial highlights of Principal Exchange-Traded Funds (comprising Principal Active High Yield ETF, Principal Focused Blue Chip ETF, Principal Healthcare Innovators ETF, Principal Investment Grade Corporate Active ETF, Principal Quality ETF, Principal Real Estate Active Opportunities ETF, Principal Spectrum Preferred Securities Active ETF, Principal Spectrum Tax-Advantaged Dividend Active ETF, Principal U.S. Mega-Cap ETF, Principal U.S. Small-Cap ETF, and Principal Value ETF) included in the Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
June 9, 2025